UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

          On November 23, 2010, Conolog Corporation (the “Company”) received a determination from the Listing Qualifications Panel of The NASDAQ Stock Market LLC (the “Panel”) indicating that the Panel had granted the Company’s request for an extension to remain listed on The NASDAQ Stock Market (“NASDAQ”), subject to certain revised conditions. The November 23, 2010, determination follows the Panel’s initial decision, dated October 19, 2010, the terms of which were reported on an 8-K filed with the Securities and Exchange Commission (“SEC”) on October 22, 2010 as modified by the Panel’s determination granting an extension to the Company the terms of which were reported on a Form 8-K filed with the SEC on November 3, 2010. The Company’s continued listing on NASDAQ is now conditioned upon the following conditions:

On or before November 30, 2010, the Company shall file a complete Form 10-Q for the quarter ended April 30, 2010, its Form 10-K for the fiscal year ended July 31, 2010, along with all necessary restatements of prior years; On or before December 31, 2010, the Company shall evidence stockholders’ equity of at least $2.5 million, or demonstrate compliance with one of the alternative quantitative listing criteria and demonstrate to the Panel’s satisfaction that it can maintain compliance in the coming year; On or before January 14, 2011 the Company shall inform the Panel that it has held its annual shareholders’ meeting.

          In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq Stock Market. In the event the Company is unable to do so, its securities may be delisted from The Nasdaq Stock Market. The Company is working to timely satisfy the terms of the Panel’s decision; however, there can be no assurance that it will be able to do so. If the Company does not satisfy the terms of the Panel’s decision, its common stock may not remain listed on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By:	/s/ Marc Benou
Marc Benou
President

Dated: November 23, 2010